Exhibit 10.13
Amendment to Employment Letter
This Amendment to Employment Letter (this “Amendment”) is made on June 30, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Stephen Richardson (“Executive”).
WHEREAS, the Company extended a written offer of employment to Executive on February 21, 2018, which Executive accepted that same day, which was then amended as of March 27, 2020 (the “Employment Letter”); and
WHEREAS, the amendment to the Employment Letter dated as of March 27, 2020 decreased Executive’s annual base salary of four hundred thousand U.S. dollars ($400,000) by nineteen thousand and sixty-eight U.S. dollars ($19,068), representing a portion of his annual base salary attributable to the period from April 5, 2020 through June 30, 2020;
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Decrease in Base Salary. The Employment Letter is hereby amended by adding the following sentence to the end of the section of the Employment Letter captioned “Compensation”:
“Effective as of July 1, 2020, Executive will be paid twenty-seven thousand, one hundred and seventy-eight U.S. dollars ($27,178) of base salary until and through July 31, 2020, and Executive’s annual base salary of four hundred thousand U.S. dollars ($400,000) is reduced by six thousand, seven hundred and ninety-four U.S. dollars ($6,794), representing the portion of his annual base salary attributable to the period from July 1, 2020 through July 31, 2020.”
2. Except as set forth in this Amendment, all terms and conditions of the Employment Letter shall remain unchanged and in full force and effect in accordance with their terms. All references to the “letter” in the Employment Letter shall refer to the Employment Letter as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Employment Letter.
        3. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of June 30, 2020.
SCIENTIFIC GAMES CORPORATION

By: /s/ James Sottile
Name: James Sottile
Title: Executive Vice President and Chief Legal Officer

/s/ Stephen Richardson
Stephen Richardson
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